     As filed with the Securities and Exchange Commission on June 3, 1999.

                                                  Registration No. 333-
                                                                   -------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                              ------------------

                           CYBEX INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

            New York                                    11-1731581
     (State of incorporation)              (I.R.S. Employer Identification No.)

                      10 Trotter Drive, Medway, MA  02053
                   (Address of Principal Executive Offices)

                         ----------------------------

              CYBEX INTERNATIONAL, INC. AMENDED AND RESTATED 1995
                 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS
                           (Full title of the plan)

                         ----------------------------

                          PETER C. HAINES, President
                           CYBEX INTERNATIONAL, INC.
                               10 Trotter Drive
                         Medway, Massachusetts  02053
                                (508) 533-4300
           (Name, address and telephone number of agent for service)

                                  Copies to:
                            James H. Carll, Esquire
                               Archer & Greiner
                             One Centennial Square
                             Haddonfield, NJ 08033
                                (609) 795-2121

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
                                               Proposed     Proposed
Title of                                       maximum      maximum
Securities                                     offering     aggregate    Amount of
to be                         Amount to be     price per    offering    Registration
Registered                   Registered(1)     share(2)     price           Fee
------------------------------------------------------------------------------------
Common Shares
Par value $.10 per share    75,000 shares      $5.3125      $398,437.50   $110.77
------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the Amended And Restated 1995 Stock Retainer Plan For Nonemployee Directors.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on June 1, 1999.

    Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

     This Registration Statement on Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended, 75,000 additional shares of the Common Stock of Cybex International, Inc., a New York corporation (the "Company"), issuable pursuant to the Cybex International, Inc. Amended and Restated Stock Retainer Plan for Nonemployee Directors. The contents of Registration Statement on Form S-8, File No. 33-59945 , previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.
          ---------

          The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

          Exhibit No.          Description
          -----------          -----------

              4 Cybex International, Inc. Amended and Restated Stock Retainer Plan for Nonemployee Directors, as amended through May 18, 1999

              5 Opinion of Archer & Greiner, P.C. as to legality of securities to be registered

             23.1 Consent of Archer & Greiner, P.C., included in their opinion as Exhibit 5

             23.2              Consent of Arthur Andersen LLP

             24                Power of Attorney (contained on signature page)



                          [INTENTIONALLY LEFT BLANK]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, and the Commonwealth of Massachusetts on this eighteenth day of May, 1999.


                              CYBEX INTERNATIONAL, INC.


                              By: /s/ Peter C. Haines
                                 ---------------------------------
                                      Peter C. Haines, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature to this Registration Statement appears below hereby appoints Peter C. Haines, William S. Hurley and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.


Signature                     Capacity                              Date
---------                     --------                              ----

/s/ Peter C. Haines           President                             May 18, 1999
------------------------      and Director
Peter C. Haines               (Principal executive
                              officer)


/s/ William S. Hurley         Vice President - Chief Financial      May 18, 1999
------------------------      Officer
William S. Hurley             (Principal financial and
                              accounting officer)



/s/ John Aglialoro            Chairman of the Board                 May 18, 1999
------------------------      and Director
John Aglialoro


/s/ Joan Carter               Director                              May 18, 1999
------------------------
Joan Carter


/s/ James H. Carll            Director                              May 18, 1999
------------------------
James H. Carll


/s/ Arthur W. Hicks, Jr.      Director                              May 18, 1999
------------------------
Arthur W. Hicks, Jr.


/s/ Jerry Lee                 Director                              May 18, 1999
------------------------
Jerry Lee


/s/ Alan Weingarten           Director                              May 18, 1999
------------------------
Alan Weingarten


/s/ Kay Knight Clarke         Director                              May 18, 1999
------------------------
Kay Knight Clarke

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.          Description                                      Page No.
-----------          -----------                                      --------



    4                Cybex International, Inc. Amended and
                     Restated Stock Retainer Plan for
                     Nonemployee Directors,  as amended
                     through May 18, 1999

    5                Opinion of Archer & Greiner, P.C.
                     as to legality of securities to be registered

   23.2              Consent of Arthur Andersen